Exhibit 99.1

Ascent Solar Completes $10 Million Preferred Stock Financing with Ironridge Technology Co.

THORNTON, Colo.

Ascent Solar Technologies, Inc. (ASTI), a manufacturer of state-of-the-art, flexible thin-film photovoltaic modules, integrated into the company's EnerPlex™ series of consumer products, announced today it has completed the $5 million second closing under its previously announced Series B preferred stock purchase agreement with institutional investor Ironridge Technology Co., a division of Ironridge Global IV, Ltd. The Company received the first $5 million from Ironridge in November 2013, and has now received the second $5 million.

In both closings, the Company issued Ironridge shares of its Series B-1 Preferred Stock, which is convertible into shares of common stock at a fixed conversion price of $1.15 per common share.

John C. Kirkland, Ironridge Global Partners’ Managing Director said, “We are pleased to close on the second $5 million tranche earlier than anticipated, and to help facilitate the expansion of the EnerPlex brand through strengthening Ascent Solar’s balance sheet.”

Ascent intends to use the proceeds of the offering to fund continuing operations and accelerated expansion of both traditional and kiosk centric retail channels for its EnerPlex products, aggressive brand building, as well as the launch of additional EnerPlex products and product lines in 2014. There are no restrictions on use of proceeds.

A shelf registration statement (File No. 333-178821) relating to the securities being offered has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering has been filed by the Company with the SEC. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov or from Ascent Solar Technologies, Inc., 12300 Grant Street, Thornton CO 80241, Attention: Investor Relations.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in this offering. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Ascent Solar Technologies:

Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that can be more flexible and affordable than most traditional solar panels. Ascent Solar modules can be directly integrated into standard building materials, aerospace applications, consumer electronics for portable power or configured as stand-alone modules for large scale terrestrial deployment. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.ascentsolar.com.

About Ironridge Technology Co.

Ironridge Technology Co. is a division of Ironridge Global IV, Ltd. that specializes in direct equity investments in technology companies. Ironridge Global Partners, LLC is an institutional investor, making direct equity investments in micro-cap public companies. The fund has completed over 60 transactions since 2011, ranging from under a quarter million to more than $15 million each, for Nasdaq, NYSE MKT, OTCQB and Pink Sheets companies. Ironridge Global seeks to be a long-term financial partner, assisting public companies in financing growth and expansion by supplying innovative funding solutions and flexible capital. To learn more about Ironridge Global Partners, please visit http://www.ironridgeglobal.com.

Forward-Looking Statements:

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:
Ascent Solar Technologies
CleanTech IR
Brion Tanous, 310-541-6824
Mobile: 424-634-8592
btanous@cleantech-ir.com
or
Ascent Solar Technologies
Justin R. Jacobs, 1-720-872-5194
jjacobs@ascentsolar.com